Exhibit 99.1
Ionic Digital Announces Second Quarter 2026 Results

Cash payment commenced in August 2026 for 234 megawatts (MW) of operating capacity at Ward County campus
Progressing substation upgrades and pre-development work to expand capacity to 700 MW at Ward County campus
Substantial liquidity and no outstanding borrowings

WASHINGTON – August 19, 2026 – Ionic Digital Inc. (Nasdaq: IOND) (“Ionic Digital” or the “Company”) today announced financial results for the second quarter ended June 30, 2026.
“Our first earnings report as a public company follows energization of the first data center at our Ward County campus and the completion of our direct listing on Nasdaq on July 28, 2026,” said Andy Stewart, Ionic Digital’s Chief Executive Officer. “Digital infrastructure leasing represented 90% of second quarter revenue, compared with none in the prior-year period, marking our transition from a bitcoin miner to an HPC and AI infrastructure company.
“Our focus now turns to growth within the footprint we already control. At Ward County, 234 MW of existing capacity is contracted, and we are progressing the substation upgrades and pre-development work as planned to support expansion of the campus to 700 MW by the end of 2027, subject to ERCOT approval and completion of two utility infrastructure projects which are under construction. At Midland, we are working to convert 112 MW of existing capacity into data centers purpose-built for AI workloads, while those sites continue to mine bitcoin profitably. Beyond our current footprint, we are targeting metro-scale sites closer to the enterprise, where we believe the next wave of inference and agentic demand will be served.”

Second Quarter 2026 Key Results
•Total revenue was $48.6 million, an increase of 31% year-over-year, and comprised of 90% digital infrastructure leasing revenue.
•Gross Profit was $40.5 million and Adjusted Gross Profit was $45.4 million, compared to $14.9 million in the prior year period, driven by revenue mix shift from cryptocurrency mining to digital infrastructure leasing.
•Net loss was $35.3 million, which includes $28.2 million non-cash loss on fair value of cryptocurrency and $27.2 million Provision for Income Taxes.
•Adjusted EBITDA was $37.6 million, compared to $3.8 million in the prior year period, due to revenue recognition of the Ward County lease.
•Capital Expenditures were $5.8 million primarily related to equipment for the ongoing expansion of the Company’s substation at the Ward County campus.

Ward County Expansion and Electric Reliability Council of Texas (ERCOT) Update
Ionic Digital’s Ward County campus has been energized and operating since 2023, and the capacity to expand the campus to 700 MW was contracted with the Company's interconnecting utility in 2021, with the initial 234 MW phase of the project approved by ERCOT in 2022. Ionic Digital's request for the incremental 466 MW advances that long-standing agreement rather than seeking a new interconnection, and we believe the site's existing energization satisfies the definition for Base Load under ERCOT's planning criteria. The Company has executed its Engineering, Procurement, and Construction (EPC) contract and ordered the long lead-time transformers the expansion requires. Energization is expected by the end of 2027 and remains subject to ERCOT approval and completion of two utility infrastructure projects which are under construction.
Ionic Digital supports Governor Abbott's efforts to promote responsible data center development in Texas and has committed to comply with applicable state requirements and to participate fully in the Public Utility Commission of Texas (PUCT) and ERCOT verification and audit process. The Company continues to work with ERCOT and the appropriate utilities regarding the remaining capacity associated with its energized facility.

Liquidity
As of June 30, 2026, Ionic Digital had on hand $415.7 million in cash and cash equivalents and 2,882 bitcoin valued at $168.7 million at that date. The Company had no outstanding borrowings as of June 30, 2026.

2026 Outlook
Ionic Digital is reaffirming its full year 2026 outlook.

	Outlook
($ in millions)	Full Year 2026
Total Revenue	$190	to	$195
% Digital infrastructure leasing revenue	90%	to	92%
Adjusted EBITDA(1)	$137.5	to	$142.5
Capital Expenditures(2)	$45	to	$60
(1) see “Non-GAAP Financial Measures” below
(2) excludes potential capital expenditures for new site acquisitions
Our taxes for the year ending December 31, 2026 cannot be reasonably predicted and do not necessarily correlate to the performance or operation of our business. Accordingly, we have not reconciled our estimated Adjusted EBITDA outlook to its most directly comparable GAAP measure, as it is not available without unreasonable effort.

Conference Call and Investor Materials
Ionic Digital will hold a conference call on Wednesday, August 19, 2026, at 5:00 p.m. ET. A webcast link to the conference call is available on the Events & Presentations page under the Investor Relations section of the Company’s website. A replay will be available on the same page following the call.

The related presentation materials are now available on the Events & Presentations page under the Investor Relations section of the Company’s website.

About Ionic Digital
Ionic Digital is the fast-track provider of High-Performance Computing (HPC) and data center infrastructure, designed to drive stability in the rapidly evolving AI landscape. In an industry where constrained power and extended development timelines cause bottlenecks, Ionic Digital delivers certainty in performance, scalability and speed to market, providing fully ready assets and the rigorous due diligence required for the world’s most intensive AI workloads. Led by a seasoned team with deep experience developing hundreds of megawatts and raising billions in capital, Ionic Digital is the definitive, trusted foundation for the future of AI.
To learn more, visit ionicdigital.com and follow us on X and LinkedIn.

Investor Contacts:
Hannah Stuckey, Director of Investor Relations
hannah.stuckey@ionicdigital.com

Gateway Group
ionic@gateway-grp.com

Media Contact:
pr@ionicdigital.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of applicable securities laws. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions, including Ionic Digital's Ward County Expansion, outlook for the year ending December 31, 2026, and other statements that are statements other than historical facts.
When the Company and its management use words such as "may," "will," "intend," "should," "believe," "expect," "anticipate," "project," "estimate,” “plans,” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements.
Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from the Company's expectations discussed in the forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, market conditions, competitive dynamics, regulatory changes, and other factors discussed in the "Risk Factors" section of the Company's prospectus and the Company’s other filings with the SEC. Forward-looking statements speak only as of the date of the release and the Company undertakes no obligation to update them except as required by law.
For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Additional factors are discussed in the Company's filings with the SEC, available at www.sec.gov.

Non-GAAP Financial Measures
We use certain financial measures that are not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”) to supplement our condensed consolidated financial statements. These non-GAAP financial measures provide additional information to investors to facilitate comparisons of past and present operating results, identify trends in our underlying operating performance, and offer greater transparency on how we evaluate our business activities. These measures are integral to our processes for budgeting, managing operations, making strategic decisions, and evaluating our performance. Our primary non-GAAP financial measures are Adjusted gross profit and Adjusted EBITDA.
Adjusted gross profit
We define Adjusted gross profit as gross profit exclusive of depreciation. We rely on Adjusted gross profit to evaluate our business, measure our performance, and make strategic decisions. It is used by our Chief Operating Decision Maker (“CODM”) when making decisions regarding the allocation of resources to operating segments.
We believe that the presentation of this non-GAAP financial measure will provide useful information to investors and analysts in assessing the Company’s financial performance by excluding non-cash depreciation expense which is representative of historical investments and which we do not believe is indicative of our current operating performance. Gross profit is the GAAP measure most directly comparable to Adjusted gross profit. Our non-GAAP financial measures should not be considered as an alternative to the most directly comparable GAAP financial measures. You are encouraged to evaluate each of these adjustments and the reasons our management considers them appropriate for supplemental analysis.
The following tables provide a reconciliation of Gross Profit to Adjusted Gross Profit:

	Three Months Ended		Six Months Ended
($ in thousands)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025

Revenue	$48,647	$37,192	$100,087	$78,273
Cost of revenue, excluding depreciation	(3,269)	(22,256)	(9,337)	(47,469)
Depreciation	(4,903)	(16,917)	(10,479)	(33,374)
Gross profit (loss)	$40,475	$(1,981)	$80,271	$(2,570)

Depreciation	4,903	16,917	10,479	33,374
Adjusted gross profit	$45,378	$14,936	$90,750	$30,804

Adjusted EBITDA
We define Adjusted EBITDA as net income (loss) before interest, taxes, depreciation, and amortization, further adjusted for certain items that management believes are not indicative of core operating performance, including unrealized gains or losses on energy derivatives and other investments, gains or losses on litigation settlements, stock-based compensation expense, impairment charges on intangible and long-lived assets, costs related to the decommissioning of cryptocurrency mining sites, and other such costs, as detailed in the table below. In addition, as explained below, beginning with this quarter, we also adjust Adjusted EBITDA to exclude realized and unrealized gains and losses on cryptocurrency and have recast historical periods to conform to this presentation.
We use Adjusted EBITDA to evaluate operating performance, allocate resources, and make strategic decisions, including assessing progress on our transition from bitcoin mining to digital infrastructure leasing. Adjusted EBITDA is used in internal forecasting and budgeting, in evaluating treasury management decisions, and in board-level discussions regarding capital structure, liquidity, and our ability to fund growth initiatives.
Our exclusion of realized and unrealized gains and losses on cryptocurrency from Adjusted EBITDA does not reverse or modify GAAP recognition and measurement principles. We exclude these amounts because they primarily reflect bitcoin market price fluctuations and treasury management decisions. We view our bitcoin holdings primarily as investments used to support liquidity and growth initiatives, rather than as components of our operations. Core operating performance is driven by factors such as hashrate performance, energy costs, miner efficiency, uptime, and revenues from digital infrastructure leasing activities. We include cryptocurrency received as revenue at the market price on the date of receipt, as this reflects value realized from core business activities. Decisions to hold or liquidate these assets are investment decisions, distinct from operating performance.
We present Adjusted EBITDA because we believe it provides useful information to investors and analysts in assessing our historical financial performance. In particular, the exclusion of realized and unrealized gains and losses on cryptocurrency allows investors to evaluate operating performance on a basis more consistent with management’s view of our core business as we execute our strategic transition.
Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA. This non-GAAP measure should not be considered as an alternative to GAAP measures. We encourage you to evaluate each adjustment and the reasons management considers them appropriate. We may incur similar or unusual items in the future that could affect Adjusted EBITDA, and our presentation should not be construed as an inference that future results will be unaffected by such items. There can be no assurance that we will not modify the presentation of Adjusted EBITDA in the future, and any modification may be material. Adjusted EBITDA has important limitations as an analytical tool and should not be considered in isolation or as a substitute for GAAP results. It may be defined differently by other companies, limiting comparability.

The following tables provide a reconciliation of Net income (loss) to Adjusted EBITDA:

	Three Months Ended		Six Months Ended
($ in thousands)	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net income (loss)	$(35,305)	$31,914	$(48,289)	$3,883
Interest income	(179)	(359)	(506)	(700)
Provision for income taxes	27,248	8,787	10,907	1,394
Depreciation	4,903	16,917	10,479	33,374
Amortization	5	5	10	10
Stock-based compensation expense(1)	8,990	—	15,438	—
Loss (gain) on fair value of cryptocurrency	28,204	(46,780)	81,527	(1,332)
Realized gain on sale of cryptocurrency assets	—	(14,796)	—	(32,410)
Realized loss (gain) on the sale of property and equipment	847	(2)	544	(21)
Direct listing and fee expenses	1,449	—	1,449	—
Private placement issuance costs	1,431	—	1,431	—
Loss on litigation settlement(2)	—	8,079	—	8,079
Adjusted EBITDA	$37,593	$3,765	$72,990	$12,277

(1) Stock-based compensation during the three and six months ended June 30, 2026 relates to restricted stock units and performance restricted stock units issued to employees and board members. There was no equivalent activity for the three and six months ended June 30, 2025.

(2) Loss on litigation settlement during the three and six months ended June 30, 2025 reflects a settlement to resolve shareholder actions. There was no equivalent activity for the three and six months ended June 30, 2026.

	Prior Outlook(1)
	Three Months Ended June 30, 2026
($ in thousands)	Low	High
Net Loss	$(35,000)	$(34,000)
Interest income	(185)	(175)
Provision for Income Taxes	26,500	27,500
Depreciation	4,800	5,000
Amortization	5	5
Stock-Based Compensation Expense	9,800	10,000
(Gain) Loss on Fair Value of Cryptocurrency	27,500	28,500
Non-Recurring Legal Expenses	1,350	1,300
Realized Loss on Sale of Property and Equipment	830	860
Adjusted EBITDA	$36,000	$37,000
(1) issued July 21, 2026
Our taxes for the year ending December 31, 2026 cannot be reasonably predicted and do not necessarily correlate to the performance or operation of our business. Accordingly, we have not reconciled our estimated Adjusted EBITDA outlook to its most directly comparable GAAP measure, as it is not available without unreasonable effort.

IONIC DIGITAL INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (in thousands of US $, except share data)
	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$415,738	$43,510
Cryptocurrency assets	168,680	237,947
Other receivables, current (net of $— and $5.1 million allowance for credit losses as of June 30, 2026 and December 31, 2025, respectively)	48,994	10,460
Prepaid expenses and other current assets	6,966	11,427
Assets held for sale	2,187	—
Total current assets	642,565	303,344

Non-current assets:
Property and equipment, net	65,641	76,156
Deferred initial direct leasing costs	6,466	6,803
Other receivables, non-current (net of $3.3 million allowance for credit losses as of June 30, 2026 and December 31, 2025)	370	370
Deposits and other non-current assets	2,211	2,253
Goodwill	161,608	161,608
Deferred tax assets, net	43,657	54,470
Total non-current assets	279,953	301,660
TOTAL ASSETS	$922,518	$605,004

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Deferred digital infrastructure leasing revenue	—	39,793
Accounts payable	1,178	1,720
Accrued expenses and other current liabilities	25,167	19,159
Total current liabilities	26,345	60,672

Non-current liabilities:
Non-current portion of lease liability	138	170
Warrant liability	34,061	—
Other non-current liabilities	871	755
Total non-current liabilities	35,070	925
TOTAL LIABILITIES	$61,415	$61,597

Mezzanine Capital
Series A preferred stock,$0.00001 par value, 7,547,166 shares authorized, 7,547,166 issued and outstanding as of June 30, 2026	350,547	—
Stockholders’ Equity:
Preferred stock, $0.00001 par value, 15,000,000 shares authorized, none issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Series Z preferred stock, $0.00001 par value, 40,000 shares authorized, 40,000 issued and outstanding as of June 30, 2026	—	—
Class A common stock, $0.00001 par value, 1,000,000,000 shares authorized, 37,374,261 shares issued and outstanding as of June 30, 2026 and December 31, 2025	—	—
Additional paid-in capital	766,423	750,985
Retained earnings (deficit)	(255,867)	(207,578)
TOTAL STOCKHOLDERS' EQUITY	510,556	$543,407
TOTAL LIABILITIES, MEZZANINE CAPITAL, AND EQUITY	922,518	$605,004

IONIC DIGITAL INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in thousands of US $, except per share data)
	Three Months Ended		Six Months Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Revenue:
Cryptocurrency mining	$4,798	$37,192	$12,199	$78,273
Digital infrastructure leasing	43,849	—	87,888	—
Other	—	—	—	—
Total Revenue	48,647	37,192	100,087	78,273

Operating expenses:
Cost of mining revenues, exclusive of depreciation	3,060	22,256	8,663	47,469
Cost of digital infrastructure solutions revenues, exclusive of depreciation	209	—	674	—
Depreciation	4,903	16,917	10,479	33,374
General and administrative expenses	19,465	10,796	35,706	17,907
(Gain) loss on fair value of cryptocurrency	28,204	(46,780)	81,527	(1,332)
Realized gain on sale of cryptocurrency assets	—	(14,796)	—	(32,410)
(Gain) loss on sale of property and equipment	847	(2)	544	(21)
Other operating expenses, net	195	250	382	500
Total operating expenses	56,883	(11,359)	137,975	65,487

Operating gain (loss)	(8,236)	48,551	(37,888)	12,786

Other income (expense)
Interest income	179	359	506	700
Realized loss on cryptocurrencies derivatives	—	(130)	—	(130)
Loss on litigation settlement	—	(8,079)	—	(8,079)
Other income	179	(7,850)	506	(7,509)

Income (loss) before provision for income taxes	(8,057)	40,701	(37,382)	5,277

Provision for income taxes	27,248	8,787	10,907	1,394

Net income (loss)	$(35,305)	$31,914	$(48,289)	$3,883

Basic and diluted net income (loss) per share	$(0.94)	$0.85	$(1.29)	$0.10
Weighted-average number of shares used in computing net loss per share, basic and diluted	37,374,261	37,374,261	37,374,261	37,374,261

IONIC DIGITAL INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$(48,289)	$3,883
Adjustments to reconcile net loss to net cash used in operating activities:
Mining revenue received in bitcoin	(12,199)	(78,273)
Hosting costs paid in bitcoin	—	592
Depreciation and amortization	10,489	33,384
Loss (gain) on the fair value of cryptocurrency assets	81,527	(1,332)
Realized gain on sale of cryptocurrency assets	—	(32,410)
Loss (gain) on sale of property and equipment	544	(21)
Unrealized (gain) loss on energy derivatives	337	—
Non-cash lease expense	31	38
Stock compensation expense	15,438	—
Deferred income taxes, net	10,813	1,120
Changes in assets and liabilities
Other receivables	(38,593)	(797)
Prepaid expenses and other current assets	4,461	(7,501)
Deferred digital infrastructure leasing revenue	(39,793)	—
Accounts payable and other accrued liabilities	(10,785)	9,827
Non-current liabilities	84	235
Net cash (used in) operating activities	(25,935)	(71,255)

Cash flows from investing activities:
Purchases of property and equipment	(5,827)	(4,152)
Proceeds from the sale of mining equipment	659	21
Proceeds from assets held for sale	3,331	—
Proceeds from sale of cryptocurrency assets	—	64,238
Net cash provided by (used in) investing activities	(1,837)	60,107

Cash flows from financing activities:
Proceeds from issuance of warrants	34,061	—
Proceeds from issuance of Series A preferred stock	365,939	—
Net cash provided by financing activities	400,000	—

Net increase (decrease) in cash and cash equivalents	372,228	(11,148)
Cash and cash equivalents at the beginning of the period	43,510	48,393
Cash and cash equivalents at the end of the period	$415,738	$37,245

Supplemental schedule of non-cash financing and investing activities:
Assumption of liability for the acquisition of PPE	876	2,347
Private Placement Issuance Costs in accounts payable and accruals	15,369	—